                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383
and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our reports as of the dates and for the entities indicated below pertaining to the related financial statements which appear in this Current Report on Form 8-K of U.S. Office Products Company.

                        COMPANY                                                     DATE
--------------------------------------------------------  --------------------------------------------------------
Workflow Graphics, Inc..................................  February 10, 1998
School Specialty, Inc...................................  January 13, 1998
Paradigm Concepts, Inc..................................  February 4, 1998

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 9, 1998